Exhibit 99.1

POST OFFICE BOX 787 LEBANON, TENNESSEE 37088-0787

C B R L   G R O U P,   I N C.

Investor Contact:	Diana S. Wynne
Senior Vice President, Corporate Affairs
(615) 443-9837

Media Contact:	Julie K. Davis
Director, Corporate Communications
(615) 443-9266

CBRL GROUP PRESENTS AT MORGAN KEEGAN 2008 EQUITY CONFERENCE

LEBANON, Tenn. – August 26, 2008 – CBRL Group, Inc. (the “Company”) (Nasdaq: CBRL) will be participating in the Morgan Keegan 2008 Equity Conference to be held in Memphis at the Peabody Hotel.  The Company’s presentation will begin at 12:05 p.m. Eastern Time on Thursday, September 4, 2008.  Chairman, President and Chief Executive Officer Michael A. Woodhouse will be speaking at the conference.

The live broadcast of the presentation at the Morgan Keegan Conference will be available on-line in the Events area of the Company’s website at investor.cbrlgroup.com.  An on-line replay of the webcast will be available for two weeks afterward.

Headquartered in Lebanon, Tennessee, CBRL Group, Inc. presently operates 577 Cracker Barrel Old Country Store® restaurants and gift shops located in 41 states.

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